UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): May 12, 2017

USG Corporation
(Exact name of registrant as specified in its charter)
Commission File Number: 1-8864
Delaware	36-3329400
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)
550 West Adams Street, Chicago, Illinois	60661-3676
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code	(312) 436-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Section 1 – Registrant’s Business and Operations
Item 1.01.  Entry into a Material Definitive Agreement.
On May 15, 2017, USG Corporation (the “Company” or “USG”) completed the private offering of $500 million aggregate principal amount of its 4.875% senior notes due 2027 (the “New Notes”). The New Notes were issued under the Company’s Indenture, dated as of November 1, 2006 (as supplemented prior to the date hereof, the “Original Indenture”), by and between the Company and U.S. Bank National Association, as successor trustee (the “Trustee”), and as further supplemented by Supplemental Indenture No. 7, dated as of May 15, 2017, by and among the Company, certain of the Company’s domestic subsidiaries, as guarantors, and the Trustee (“Supplemental Indenture No. 7” and, together with the Original Indenture, the “Indenture”). The New Notes will bear interest at a rate of 4.875% per year. The Company will pay interest on the New Notes on June 1 and December 1 of each year, beginning December 1, 2017. The New Notes will mature on June 1, 2027. The New Notes are senior unsecured obligations of the Company and rank equally with all of the Company’s existing and future unsecured senior indebtedness. The Company’s obligations under the New Notes are guaranteed on a senior unsecured basis by certain of its domestic subsidiaries. The Indenture contains certain customary restrictions, including a limitation that restricts the Company’s ability and the ability of specified subsidiaries of the Company to create or incur secured indebtedness.
The above description of the Indenture, including Supplemental Indenture No. 7 filed herewith, is qualified in its entirety by reference to the terms of those documents, filed with the Securities and Exchange Commission and incorporated herein by reference.
USG used a portion of the net proceeds from the offering of New Notes to purchase all 2018 Notes validly tendered (and not validly withdrawn) in the Tender Offer as of the Early Tender Time (each as defined in Item 8.01 below) and to pay related costs and expenses. USG intends to use any remaining net proceeds from the offering of New Notes and cash on hand for the redemption of all remaining outstanding 2018 Notes as discussed in Item 8.01 below.
The New Notes were offered and sold only to qualified institutional buyers in accordance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to non-U.S. persons in accordance with Regulation S under the Securities Act.
Section 2 – Financial Information
Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information provided in response to Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 2.03.

Section 8 – Other Events
Item 8.01.  Other Events.
On May 12, 2017 the Company issued a press release announcing the early results of the previously announced cash tender offer (the “Tender Offer”) for any and all of the Company’s outstanding 7.75% Senior Notes due 2018 (the “2018 Notes”).  The Tender Offer is being made on the terms and subject to the conditions set forth in the Offer to Purchase dated May 1, 2017 (the “Offer to Purchase”) and the related Letter of Transmittal. The Tender Offer is scheduled to expire at 11:59 p.m., New York City time, on May 26, 2017, unless extended or earlier terminated as described in the Offer to Purchase (such time and date, as the same may be extended, the “Expiration Time”). As of 5:00 p.m., New York City time, on May 12, 2017 (the “Early Tender Time”), valid tenders had been received with respect to approximately $193 million of the $500 million aggregate principal amount of the 2018 Notes outstanding.
In connection with the closing of USG’s previously announced private offering of $500 million aggregate principal amount of its New Notes, as described above in Item 1.01, USG has accepted for payment all 2018 Notes validly tendered (and not validly withdrawn) prior to the Early Tender Time.  On May 15, 2017, such tendering holders received total consideration in the amount of $1,044.30 for each $1,000 principal amount of 2018 Notes tendered, which includes the tender offer consideration of $1,014.30 and the early tender premium of $30.00 (the “Early Tender Premium”), plus accrued and unpaid interest to, but not including, May 15, 2017. Holders of 2018 Notes who validly tender their 2018 Notes after the Early Tender Time but at or prior to the Expiration Time will be entitled to receive $1,014.30 per $1,000 principal amount of 2018 Notes tendered, subject to the terms and conditions of the Tender Offer, and will not be entitled to receive the Early Tender Premium.
In accordance with the Original Indenture, USG has issued an irrevocable notice of redemption with respect to all outstanding 2018 Notes that were not tendered in the Tender Offer. The redemption date is June 14, 2017. USG will redeem such 2018 Notes pursuant to the redemption provisions of the Original Indenture governing the 2018 Notes at the “make-whole” redemption price specified for the 2018 Notes, plus accrued and unpaid interest to, but not including, the redemption date of June 14, 2017.
A copy of the press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit 4.1 – Supplemental Indenture No. 7, dated as of May 15, 2017, by and among USG Corporation, each of United States Gypsum Company, USG Foreign Investments, Ltd. and USG Interiors, LLC, as guarantors, and U.S. Bank National Association, as trustee

Exhibit 99.1 – USG Corporation press release dated May 12, 2017
Cautionary Statement Regarding Forward-Looking Statements
This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 related to management’s expectations about future conditions, including the use of proceeds from the offering of New Notes and the redemption of any remaining 2018 Notes. Actual business, market or other conditions may differ materially from management’s expectations and, accordingly, may affect the use of proceeds from the offering of New Notes and the redemption of any remaining 2018 Notes. Any forward-looking statements represent USG’s views only as of the date of this Current Report on Form 8-K and should not be relied upon as representing USG’s views as of any subsequent date. USG assumes no obligation to update any forward-looking information contained in this Current Report on Form 8-K. Information concerning the factors that may impact the forward-looking statements in this Current Report on Form 8-K may be found in USG’s filings with the Securities and Exchange Commission, including the “Risk Factors” in USG’s most recent Annual Report on Form 10-K.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

USG CORPORATION
Registrant
Date:	May 15, 2017	By:	/s/ Matthew F. Hilzinger
Matthew F. Hilzinger,
Executive Vice President
and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Exhibit

4.1
Supplemental Indenture No. 7, dated as of May 15, 2017, by and among USG Corporation, each of United States Gypsum Company, USG Foreign Investments, Ltd. and USG Interiors, LLC, as guarantors, and U.S. Bank National Association, as trustee

99.1	USG Corporation press release dated May 12, 2017